SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         EATON VANCE INSURED CALIFORNIA
                              MUNICIPAL BOND FUND I
              ____________________________________________________
             (Exact Name of Registrant as Specified in its Charter)


                  Massachusetts                             Pending
   ________________________________________     _______________________________
   (State of Incorporation or Organization)     (I.R.S. Employer Identification
                                                              No.)

           The Eaton Vance Building
               255 State Street
              Boston, Massachusetts                          02109
    _______________________________________           ___________________
    (Address of Principal Executive Office)                (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-100423

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange On Which
          To Be So Registered                Each Class Is To Be Registered
          -------------------                ------------------------------

 Common Shares of Beneficial Interest,           American Stock Exchange
       $0.01 Par Value Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                            ________________________
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

      The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Capital Structure" in the Registrant's Registration Statement on Form N-2 (Nos. 333-100423 and 811-21217) as filed electronically with the Securities and Exchange Commission on October 8, 2002 (Accession No. 0000898432-02-000688) ("Registration Statement on Form N-2"), as the same may be amended.

Item 2:  Exhibits.

      (a)   The following exhibits are being filed with the Commission:

             1. Registrant's Registration Statement on Form N-2 is incorporated herein by reference.

             2. Form of Specimen Certificate for Registrant's Shares, par value $0.01 per share, which was filed electronically as exhibit (d) to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference.

             3. Declaration of Trust of Registrant, which was filed electronically as exhibit (a) to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference.

             4. By-Laws of Registrant, which were filed electronically as exhibit (b) to the Registrant's Registration Statement on Form N-2, are incorporated herein by reference.

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


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 10th day of October 2002.

                                 EATON VANCE INSURED CALIFORNIA
                                 MUNICIPAL BOND FUND I

                                                  /s/ Thomas J. Fetter
                                          By: ________________________
                                                Name:  Thomas J. Fetter
                                                Title: President

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